UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

GENTEX CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan	49464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 772-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2013, Gentex Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association, as the administrative agent (the “Agent”), Wells Fargo National Association, as syndication agent (the “Syndication Agent”), PNC Capital Markets LLC, as the sole lead arranger and sole book runner (the “Arranger”), and PNC Bank, National Association, Wells Fargo Bank, National Association, and Comerica Bank as lenders.

Pursuant to the Credit Agreement, the Company is borrower under a $150,000,000 senior revolving credit facility (the “Revolving Facility”) and a $150,000,000 term loan facility (the “Term Loan”). Under the terms of the Credit Agreement, the Company is entitled, subject to the satisfaction of certain conditions, to further request an additional aggregate principal amount of up to $75,000,000. In addition, the Company is entitled, subject to certain terms and conditions, to the benefit of swing loans from amounts otherwise available under the Revolving Facility in the aggregate principal amount of up to $20,000,000 and to request Letters of Credit from amounts otherwise available under the Revolving Facility in the aggregate principal amount of up to $20,000,000.

The obligations of the Company under the Credit Agreement are not secured, but are subject to a negative pledge.

The interest rates per annum applicable to loans, other than swing loans, under the Credit Agreement will be, at the Company’s option subject to certain conditions, equal to either a base rate or a LIBOR rate for one, two, three or six-month interest periods chosen by the Company, in each case plus an applicable margin percentage.

The base rate will be the highest of (i) the federal funds rate plus 0.50%, (ii) the Agent’s prime rate or (iii) the LIBOR rate plus 1.00%. The LIBOR rate will be equal to the London interbank offered rates for U.S. Dollars quoted by Bloomberg or the appropriate successor, divided by a number equal to 1 minus the maximum percentage in effect on such day for determining reserve requirements, as prescribed by the Board of Governors of the Federal Reserve System.

The applicable margin percentage is based on the leverage ratio of the Company. The range of the applicable margin percentage is 1.00% per annum to 1.75% per annum in the case of the LIBOR rate and 0.00% per annum to 0.75% per annum in the case of the base rate.

The Revolving Facility expires and the Term Loan matures on September 27, 2018.

The Credit Agreement contains customary representations and warranties and certain covenants that limit the ability of the Company and certain of its subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) redeem or repurchase subordinated debt; (iii) sell or otherwise transfer or dispose of certain assets; (iv) make certain investments; (v) incur or suffer to exists liens securing indebtedness; (vi) dissolve, liquidate, consolidate, merge or wind-up its affairs; (vii) engage in certain transactions with affiliates; or (viii) make certain other negative pledges. In addition, the Credit Agreement contains financial covenants that limit capital expenditures in any fiscal year and that measure (i) the ratio of the Company’s total funded indebtedness net of certain cash to the amount of the Company’s consolidated EBITDA and (ii) the ratio of the amount of the Company’s consolidated EBITDA to the Company’s cash interest expense.

The Credit Agreement contains customary events of default including, without limitation, a breach of the representations and warranties made in the loan documents entered into in connection with the Revolving Facility and Term Loan, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, failure to pay certain judgments and a Change of Control (as defined therein). If such an event of default occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a creditor.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition of Assets.

On September 27, 2013, the Company completed its previously announced acquisition of certain assets and liabilities of Johnson Controls, Inc. directly and/or through subsidiaries (the “Seller”) related to the Seller’s wireless vehicle/home communication “HomeLink” business (the “Business”). Prior to the above-described acquisition, the Seller supplied HomeLink product to the Company for incorporation into the Company’s rearview mirror products that are installed in automobiles. The aggregate purchase price for the Business (the “Purchase Price”) was $700,000,000, paid at closing, subject to adjustments as provided in the Asset Purchase Agreement, by and between the Company and the Seller, dated July 18, 2013 (the “Purchase Agreement”). The Purchase Price was paid in cash, including proceeds from credit facilities pursuant to the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Credit Agreement, which are attached as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

See the disclosures in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On September 30, 2013, the Company’s Compensation Committee (the “Committee”) awarded Mark Newton, the Company’s Senior Vice President and Steve Downing, the Company’s Chief Financial Officer, each a one-time cash bonus in the amount of $20,000. Also on September 30, 2013, the Committee awarded Mr. Newton and Mr. Downing a one-time restricted share grant of 5,000 and 9,000 shares respectively. These payments were awarded to Mr. Newton and Mr. Downing due to their significant contributions in the execution of the HomeLink acquisition.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On September 27, 2013, the Company issued a press release announcing that it entered into the Credit Agreement and closed the transactions contemplated by the Purchase Agreement (the “Press Release”). A copy of the Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements with respect to the Business acquired as disclosed in Item 2.01 of this Current Report on Form 8-K are not being filed with this Current Report on Form-8-K but will be filed by an amendment not later than 71 calendar days after the date of this report.

(d)	Exhibits

2.1	Asset Purchase Agreement, dated July 18, 2013, by and among the Company and the Seller, which is incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed July 18, 2013.

10.1	Credit Agreement, dated September 27, 2013, by and between the Company, the Agent, the Syndication Agent, the Arranger, and the lenders thereto.

99.1	Press Release of the Company, dated September 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2013	GENTEX CORPORATION
(Registrant)

	By	/s/ Fred Bauer
Fred Bauer
Its Chairman of the Board and
Chief Executive Officer

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